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                                                                    EXHIBIT 4.20

                           SIXTH WAIVER AND AMENDMENT

     SIXTH WAIVER AND AMENDMENT (this "Amendment"), dated as of July 24, 1998, among American Pad & Paper Company ("Holdings"), WR Acquisition, Inc. ("WR Acquisition"), American Pad & Paper Company of Delaware, Inc. (the "Borrower"), the lending institutions party to the Credit Agreement referred to below (each a "Bank" and, collectively, the "Banks"), Bank of Tokyo-Mitsubishi Trust Company, Bank One Texas, N.A., The Bank of Nova Scotia and The First National Bank of Boston, as Co-Agents (the "Co-Agents"), and Bankers Trust Company, as Agent (the "Agent"). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement.

                                  WITNESSETH:

     WHEREAS, Holdings, WR Acquisition, the Borrower, the Banks, the Co-Agents and the Agent are party to a Credit Agreement, dated as of July 8, 1996 (as amended, modified and supplemented prior to the date hereof, the "Credit Agreement");

     WHEREAS, Holdings, WR Acquisition, the Borrower, the Banks, the Co-Agents and the Agent are party to the Fifth Waiver and Amendment, dated as of June 30, 1998 (the "Fifth Amendment"); and

     WHEREAS, the Borrower has requested that the Banks provide the amendment provided for herein and the Banks have agreed to provide such amendment on the terms and conditions set forth herein;

     NOW, THEREFORE, it is agreed:

          1. The Waiver Termination Date (as defined in the Fifth Amendment) is hereby extended to September 30, 1998.

          2. Section 8.06(a) of the Credit Agreement is hereby amended by inserting the following proviso at the end thereof:

        "; provided that (i) Foreign Subsidiaries may not hold Foreign Cash Equivalents in excess of $25,000 (or the equivalent thereof in foreign currencies) at any time and (ii) 100% of all cash and Cash Equivalents held by the Borrower and its Subsidiaries (other than the Receivables Entity) at any time (other than up to $1,000,000 of cash and Cash Equivalents, including without limitation cash and Cash Equivalents pledged or deposited in accordance with Section 8.03(f)) must be held in one or more accounts maintained with the Agent or a Bank."

          3. Each Bank hereby agrees that for the purposes of Section 5.02 of the Credit Agreement, any amendment or waiver of a Default or an Event of Default, the effect of which would be to allow the sum of (i) the aggregate outstanding principal amount of Revolving Loans and Swingline Loans and
     (ii) the Letter of Credit Outstandings under the Credit Agreement to exceed $300,000,000, shall not be effective without the consent of the Supermajority Banks (it being understood and agreed that any Default or Event or Default that may be otherwise waived or amended with the consent of the Required Banks may still be waived or amended by the Required Banks for any purpose other than for the purpose set forth above in this Section
     3).

          4. The following definition is hereby inserted into Section 10 of the Credit Agreement in alphabetical order:

             "Supermajority Banks" shall mean collectively (and not
        individually) Non-Defaulting Banks the sum of whose Revolving Loan Commitments (or, if after the Total Revolving Loan Commitment has been terminated, outstanding Revolving Loans and Percentages of outstanding Swingline Loans and Letter of Credit Outstandings) constitute greater than 66 2/3% of the Total Revolving Loan Commitment less the aggregate Revolving Loan Commitments of Defaulting Banks (or, if after the Total Revolving Loan Commitment has been terminated, the total outstanding Revolving Loans of
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        Non-Defaulting Banks and the aggregate Percentages of all Non-Defaulting
        Banks of the total outstanding Swingline Loans and Letter of Credit Outstandings at such time).

          5. In order to induce the Banks to enter into this Amendment, the Borrower hereby agrees to pay to each Bank which executes and delivers a counterpart of this Amendment on or before 5:00 p.m. (New York time) on July 30, 1998, a fee equal to 1/8 of 1% of such Bank's Revolving Loan Commitment, such fee to be earned and payable on the Amendment Effective Date.

          6. In order to induce the Banks to enter into this Amendment, each of Holdings, WR Acquisition and the Borrower hereby represents and warrants that (i) no Default or Event of Default exists as of the Amendment Effective Date (as defined below) after giving effect to this Amendment and
     (ii) on the Amendment Effective Date, both before and after giving effect to this Amendment, all representations and warranties contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects.

          7. This Amendment shall become effective on the date (the "Amendment Effective Date") when the Required Banks, Holdings, WR Acquisition and the Borrower shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Agent at its Notice Office.

          8. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Fifth Amendment, the Credit Agreement or any other Credit Document.

          9. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Agent.

          10. All references in the Credit Agreement and each of the Credit Documents to the Credit Agreement shall be deemed to be references to such Credit Agreement after giving effect to this Amendment.

          11. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                    -  -  -

     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date hereof.

                                            AMERICAN PAD & PAPER COMPANY

                                            By:           /s/

                                              ----------------------------------
                                              Name:
                                              Title:

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                                            WR ACQUISITION, INC.

                                            By:           /s/

                                              ----------------------------------
                                              Name:
                                              Title:

                                            AMERICAN PAD & PAPER COMPANY OF
                                            DELAWARE, INC.

                                            By:           /s/

                                              ----------------------------------
                                              Name:
                                              Title:

                                            BANKERS TRUST COMPANY, individually
                                            and as Agent

                                            By:           /s/

                                              ----------------------------------
                                              Name:
                                              Title:

                                            BANKBOSTON, N.A.

                                            By:           /s/

                                              ----------------------------------
                                              Name:
                                              Title:

                                            BANK LEUMI USA

                                            By:           /s/

                                              ----------------------------------
                                              Name:
                                              Title:

                                        3
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                                            THE BANK OF NEW YORK

                                            By:           /s/

                                              ----------------------------------
                                              Name:
                                              Title:

                                            THE BANK OF NOVA SCOTIA

                                            By:           /s/

                                              ----------------------------------
                                              Name:
                                              Title:

                                            BANK OF SCOTLAND

                                            By:           /s/

                                              ----------------------------------
                                              Name:
                                              Title:

                                            BANK OF TOKYO-MITSUBISHI TRUST
                                            COMPANY

                                            By:           /s/

                                              ----------------------------------
                                              Name:
                                              Title:

                                            BANK ONE TEXAS

                                            By:           /s/

                                              ----------------------------------
                                              Name:
                                              Title:

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                                            BANK POLSKA KASA OPIEKI, S.A.

                                            By:           /s/

                                              ----------------------------------
                                              Name:
                                              Title:

                                            CIBC INC.

                                            By:           /s/

                                              ----------------------------------
                                              Name:
                                              Title:

                                            THE LONG-TERM CREDIT BANK OF
                                            JAPAN, LIMITED, NEW YORK BRANCH

                                            By:           /s/

                                              ----------------------------------
                                              Name:
                                              Title:

                                            SOCIETE GENERALE

                                            By:           /s/

                                              ----------------------------------
                                              Name:
                                              Title:

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